UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4630 South Arville Street, Suite E, Las Vegas, NV 89103
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (702) 798-5752

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016, AG&E Holdings Inc., an Illinois corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended to date, the “Merger Agreement”) with American Gaming & Electronics, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (“AGA”), and Anthony Tomasello, as the sole member and representative of AGA (“Mr. Tomasello”).

The consummation of the transactions contemplated by the Merger Agreement (the “Closing”) occurred on November 30, 2016 (the “Closing Date”). On the Closing Date, AGA was merged with and into Merger Sub (the “Merger”), and the separate legal existence of AGA ceased, with Merger Sub continuing as the surviving entity of the Merger and remaining a wholly-owned subsidiary of the Company. In connection with the Closing, the Company issued to Mr. Tomasello 5,303,816 shares of its common stock. The Company may issue to Mr. Tomasello additional shares of common stock in the future depending on the Company’s performance and the achievement of certain earn-out thresholds.

The issuance of the shares of common stock of the Company to Mr. Tomasello is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Company has neither engaged in general solicitation or advertising nor paid any underwriting discounts or commissions to any person in connection with the issuance of such shares to Mr. Tomasello.

The Company had intended to issue a cash distribution to its stockholders prior to the Closing. In connection with this, the Company hired an investment banker to assist with analyzing the effect a cash distribution to shareholders would have on the Company’s short term and long term solvency. Following the review of all available information, the Board concluded that, based upon the Company’s cash needs over the next 3-4 years, particularly related to repayment of the Company Note (as defined below), a cash distribution was not advisable at this time.

Promissory Note

Upon the Closing, the Company issued to Mr. Tomasello a promissory note in the initial principal amount of $1,000,000 (the “Company Note”). The Company Note accrues interest at a rate of 5% per annum and matures on November 30, 2019. The Company Note may be adjusted upwards or downwards based upon the working capital delivered by AGA at the Closing. In addition, if certain service revenue targets are satisfied during either of two 12-month periods immediately following the Closing, the initial principal amount of the Company Note will be increased by an additional $1,000,000 at the end of each 12-month period, up to an aggregate additional amount of $2,000,000.

The foregoing description of the Company Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Company Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement

Upon the Closing and pursuant to the Merger Agreement, Mr. Tomasello entered into an employment agreement with the Company (the “Employment Agreement”), pursuant to which Mr. Tomasello is serving as interim Chief Executive Officer of the Company, and is receiving a base salary of $385,000 per year, a bonus of 2% of the Company’s EBITDA upon the Company exceeding $600,000 in EBITDA for the first 12 calendar months after Closing, and certain other benefits and perquisites customarily given by the Company to its executive officers. The Employment Agreement expires on November 30, 2017.

Mr. Tomasello is also entitled to severance in the form of monthly salary payments for the remainder of the original term under the Employment Agreement in the event his employment is terminated by the Company other than for cause or by Mr. Tomasello for good reason. In addition, if Mr. Tomasello’s employment is terminated for cause or due to his death or disability, he is entitled to payment of all amounts accrued prior to the date of termination. Under the Employment Agreement, “Good Reason” shall be deemed to occur upon: (i) failure by the Company to pay Mr. Tomasello’s base salary or other benefits to which he is entitled; (ii) a reduction in salary without Mr. Tomasello’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other executive officers; or (iii) a material diminution of Mr. Tomasello’s authority, duties and responsibilities, other than in connection with hiring a new chief executive officer or other executive officer.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Nondisclosure, Intellectual Property, Noncompetition and Nonsolicitation Agreement

Upon the Closing and pursuant to the Employment Agreement, Mr. Tomasello entered into a Nondisclosure, Intellectual Property, Noncompetition and Nonsolicitation agreement with the Company (the “NDA Agreement”), pursuant to which Mr. Tomasello agreed, for the term of his employment and for the longer of the period of time he is paid under the Employment Agreement or 12 months after the termination of his employment under the Employment Agreement to (i) keep confidential certain Company information, and (ii) refrain from certain activities which are competitive with the business of the Company. The NDA Agreement also contains a provision whereby Mr. Tomasello assigns any right to certain intellectual property to the Company.

The foregoing description of the NDA Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the NDA Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Voting Agreement

Upon the Closing and pursuant to the Merger Agreement, Mr. Tomasello also entered into a voting agreement with the Company (the “Voting Agreement”), pursuant to which Mr. Tomasello has agreed to, among other things, (i) limit his ability to acquire or transfer shares of common stock of the Company for two years after the Closing, (ii) vote his shares of common stock of the Company consistently with the then-constituted Board, and (iii) with respect to the election of directors to the Board, vote his shares of common stock of the Company for the individuals nominated for election by the Nominating and Governance Committee of the Board.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Working Capital

Under the Merger Agreement, AGA was not required to deliver to the Company any working capital at Closing. However, at Closing AGA delivered approximately $772,000 in estimated working capital (“Working Capital”), consisting of approximately $512,000 in fixed assets and inventory (“Fixed Assets and Inventory”), $587,000 in accounts receivable (“Accounts Receivable”), and $327,000 in accounts payable (“Accounts Payable”). Rather than having the entire Working Capital adjust the outstanding principal amount under the Company Note, the Company paid to Mr. Tomasello at Closing approximately $512,000 for the Fixed Assets and Inventory. In addition, the Company will not pay to Mr. Tomasello any amount for the Accounts Receivable that remain uncollected. The Company will pay to Mr. Tomasello an amount equal to the payments for Accounts Receivable received by the Company after offsetting against payments made by the Company for Accounts Payable. After 90 days from the Closing, excess Working Capital (other than Accounts Receivable and amounts previously paid to Mr. Tomasello on account of Fixed Assets and Inventory), if any, will be added to the principal amount due under the Company Note. Conversely, any negative Working Capital for which the Company has not already been compensated will reduce the principal amount due under the Company Note.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Resignation of Anthony Spier as Director and Officer/Consulting Agreement

On November 30, 2016, Anthony Spier resigned as the Chairman and Chief Executive Officer of the Company. On December 1, 2016, he entered into a consulting agreement with the Company, which agreement expires on June 1, 2018 (the “Consulting Agreement”). Pursuant to this Consulting Agreement, Mr. Spier will provide consulting services to the Company for an annual consulting fee of $125,000 per annum, in addition to reimbursement for reasonable out-of-pocket expenses incurred by Mr. Spier in connection with his consulting services. Upon entering into the Consulting Agreement, Mr. Spier resigned as a director of the Company. Mr. Spier’s resignation was not a result of any disagreement with the Company over policies, practices, or procedures.

Appointment of Michael Shor as Director

Effective on November 30, 2016, the Company’s Board of Directors appointed Michael Shor to the Board. Mr. Shor will stand for re-election at the 2017 annual meeting of stockholders. Mr. Shor, age 57, retired as Executive Vice President—Advanced Metals Operations & Premium Alloys Operations of Carpenter Technology Corporation on July 1, 2011 after a thirty-year career with Carpenter Technology. He has been a director of Haynes International, a publicly traded alloy manufacturing company since 2012. In addition, in 2012 he served as a director of VIST Financial, a publicly traded community bank. Mr. Shor will serve as Chairman of the Company’s Audit Committee and as a member of the Compensation Committee and Nominating and Governance Committee. Mr. Shor will participate in the Company's standard outside director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives a $1,250 monthly retainer, $750 for each Board meeting attended and $500 for each committee meeting attended. All fees are paid in cash on a quarterly basis.

Mr. Shor will enter into the Company's standard indemnification agreement. He has also signed a conditional advance resignation letter, that is triggered if certain events occur, including if a gaming regulatory authority finds that he is not suitable as a controlling person of the Company with respect to a gaming regulatory license issued or issuable by such authority.

The Board has determined that Mr. Shor satisfies the definition of “independent director” under the NYSE MKT listing standards.

Appointment of Anthony Tomasello as Officer

Effective November 30, 2016, Mr. Tomasello became the Company’s President and Interim Chief Executive Officer. Mr. Tomasello, age 56, was the Founder, Chief Executive Officer and President of AGA, and has held such positions since its inception in 2006 until the closing of the Merger. Before starting AGA, Mr. Tomasello founded and developed Par-4, Inc. a company focused on the refurbishing of slot machines and related equipment. From 1986 to 1989, Mr. Tomasello was engaged as Technical Manager and later Director of Slot Operations at Trump Castle in Atlantic City, New Jersey. Prior to that Mr. Tomasello spent nine years working in various positions in an Atlantic City casino including Slot Technician, Slot Technical Manager Operations and Slot Shift Manager.

Appointment of Robert Pickus as Chairman of the Board of Directors

On December 1, 2016, the Board of Directors appointed Robert Pickus as the Chairman of the Board. Mr. Pickus has served as a member of the Board of Directors since September 2016.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 30, 2016, the Company amended its Amended and Restated Bylaws to provide that the Chairman of the Board of Directors shall not also be an officer of the Company. For additional information regarding the amendment, refer to the full text of the Third Amendment to Amended and Restated Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01     Other Events.

On December 1, 2016, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, historic audited financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(b)     Pro forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, pro forma financial information required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(d)     Exhibits.

Exhibit No.	Description
3.1	Third Amendment to Amended and Restated Bylaws

10.1	Promissory Note, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

10.2	Employment Agreement, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

10.3	Nondisclosure, Intellectual Property, Noncompetition and Nonsolicitation Agreement, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

10.4	Voting Agreement, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

99.1	Press Release, dated December 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By:	/s/ Renee Zimmerman
Name:	Renee Zimmerman
Title:	Chief Financial Officer, Secretary and Treasurer

Date:     December 6, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amendment to Amended and Restated Bylaws

10.1	Promissory Note, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

10.2	Employment Agreement, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

10.3	Nondisclosure, Intellectual Property, Noncompetition and Nonsolicitation Agreement, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

10.4	Voting Agreement, dated November 30, 2016, between AG&E Holdings, Inc. and Anthony Tomasello

99.1	Press Release, dated December 1, 2016